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                         INDEPENDENT AUDITORS' CONSENT


The Board of Trustees of
    BB&T Funds:


We consent to use of our report dated November 12, 1999 for the BB&T Funds incorporated by reference herein and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information included herein.



KPMG LLP


Columbus, Ohio
January 27, 2000